FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

AMERICAN EXPRESS CREDIT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	11-1988350
(State of Incorporation)	(I.R.S. employer identification no.)

200 Vesey Street New York, New York	10285
Address of principal offices	Zip Code

Securities to be registered pursuant to Section 12(b)

Of the Securities Exchange Act of 1934 (the “Act”)

Title of each class	Name of exchange on which
To be so registered	each class to be registered
2.375% Medium-Term Senior Notes, Series F due May 26, 2020	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates 333-204124

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The material set forth in the section captioned “Description of Debt Securities” in the Registrant’s Prospectus dated May 13, 2015 and filed with the Securities and Exchange Commission on May 13, 2015 pursuant to Rule 424(b) under the Securities Act and the material set forth in the section captioned “Description of Notes” in the Registrant’s Prospectus Supplement dated May 13, 2015 and filed with the Securities and Exchange Commission on May 13, 2015 pursuant to Rule 424(b) under the Securities Act, and the material set forth in Pricing Supplement No. 137 dated May 20, 2015 and filed with the Securities and Exchange Commission on May 21, 2015 pursuant to Rule 424(b) under the Securities Act are incorporated herein by reference.

Item 2. Exhibits.

1.                                      Certificate of Incorporation, as amended, incorporated herein by reference to Exhibit 3(a) to the Registrant’s Registration Statement on From S-1 (Registration No. 2-43170), filed with the Securities and Exchange Commission on February 25, 1972.

2.                                      By-Laws, as amended and restated as of November 24, 1980, incorporated herein by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K (File No. 1-6908), for the year ended December 31, 1985.

3.                                      Form of the Registrant’s Permanent Global Registered Fixed Rate Medium-Term Senior Note, Series F, incorporated herein by reference to Exhibit 4(i) to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-204124), filed with the Securities and Exchange Commission on May 13, 2015.

4.                                      Debt Securities Indenture dated as of June 9, 2006, incorporated herein by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-160018), filed with the Securities and Exchange Commission on June 16, 2009.

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange.

In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the “Debt Securities”); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable, and, the effectiveness of the securities under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant	American Express Credit Corporation
Company Name

Date	September 8, 2015

By	/s/ Carol V. Schwartz
Carol V. Schwartz
Secretary